EXHIBIT 4.2

                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited liability companies, limited partnerships and limited liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either present in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate evidence, SUNFLOWER (USA), LTD. (Formerly known as Pellet America Corporation from July 18, 1995 to December 31,1998), as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since July 18, 1995 and is in good standing in this state.


                          IN WITHNESS WHEREOF, I have hereto set my hand And affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 1, 1999.

                            /s/
                           -----------------------------------------
                            Secretary  of  State
                   By
                            /s/
                           -----------------------------------------
                            Certification  Clerk


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